Exhibit 99.1

News Release

For Immediate Release	CONTACT:
Bill Newbould
(610) 558-9800

ENDO PHARMACEUTICALS APPOINTS NEW

INDEPENDENT OUTSIDE DIRECTOR

CHADDS FORD, Pa., August 9, 2006 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company with market leadership in pain management, today announced the appointment of George F. Horner III to its board of directors. Horner, the former chief executive officer and director of Vicuron Pharmaceuticals Inc., replaces Joseph T. O’Donnell, Jr., who has resigned. O’Donnell, who has served on the Endo board since 2000, must relinquish his directorship due to a change in employment that will preclude him from serving on other corporate boards.

“We are delighted to welcome to the Endo board an executive with the kind of broad-based pharmaceutical industry experience that George Horner brings, and we look forward to his counsel as Endo continues its growth as a leading specialty pharmaceutical company,” said Peter A. Lankau, president and chief executive officer. “I would also like to thank Joe O’Donnell for the many contributions he has made in helping guide Endo through its formative years, and I wish him well in his new position.”

Horner was the president and chief executive officer and a member of the board of directors of Vicuron Pharmaceuticals Inc. from 1996 until its acquisition by Pfizer Inc. in September 2005. Prior to joining Vicuron, Horner was corporate vice president of Ligand Pharmaceuticals from 1993 to 1995. He also served in a number of executive positions during his 17 years at Abbott Laboratories from 1976 to 1993, including president, Canada; regional director, Latin America; general manager, Mexico; general manager, Southern Africa Region; and regional manager, Southeast Asia. Horner began his career in the pharmaceutical industry at E.R. Squibb, Inc., where he served in a number of sales and product management positions.

As previously disclosed on April 19, 2006, Jeffrey R. Black, executive vice president, chief financial officer and treasurer, is retiring from Endo, effective today. A search for a new chief financial officer is well underway, and the company expects to fill this position from a list of highly qualified external and internal candidates. In the interim, the company has appointed Joyce LaViscount, vice president of financial analysis and planning, as chief accounting officer pursuant to regulatory requirements.

“All of us at Endo will be forever indebted to Jeff for the major role he played in our success from Endo’s inception in 1997 until today, and the strong financial condition the company now enjoys is in large part the product of his hard work, keen business acumen and high integrity. We wish him well in his retirement,” Lankau said.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre- clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on March 21, 2006. Readers should evaluate any statement in light of these important factors.

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